EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sau Chun Yu, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of TGS International Ltd. for the period ended November 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TGS International Ltd.

Dated: January 12, 2018

/s/ Sau Chun Yu
Sau Chun Yu
Secretary, Treasurer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
TGS International Ltd.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TGS International Ltd. and will be retained by TGS International Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.